UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors (the “Board”) of Fossil, Inc. (the “Company”) has appointed John A. White to serve as Executive Vice President and Chief Operating Officer of the Company, effective September 4, 2012. Mr. White will report directly to the Chief Executive Officer, Mr. Kosta N. Kartsotis.

Mr. White, age 40, most recently served as President for Pandora North America, a division of Pandora, A/S (“Pandora”). Pandora is a global jewelry company headquartered in Denmark. Mr. White joined Pandora in March 2007 and held various roles including General Manager and Managing Director until his promotion to President for North America in October 2010. Prior to joining Pandora, Mr. White served as a Strategy Consultant for the Operations and Supply Chain Strategy and Design Team for Booz | Allen | Hamilton from April 2006 until March 2007.

Mr. White will be an at-will employee of the Company. In connection with the appointment of Mr. White, the Board has approved a base salary of $600,000. Mr. White will receive a sign on bonus of $100,000. In March 2013, Mr. White will receive a cash bonus of 100% of his base salary, pro-rated based on the number of full calendar months in the 2012 calendar year during which he serves as Executive Vice President and Chief Operating officer, provided that he is continuously employed by the Company until the date of payment. On October 15, 2012, Mr. White will receive (i) a grant of restricted stock units pursuant to the Company’s 2008 Long Term Incentive Plan (the “2008 Plan”) equal to the number of shares of the Company’s common stock having an aggregate fair market value of $367,500 on October 15, 2012 and (ii) stock appreciation rights settled in common stock of the Company pursuant to the 2008 Plan, the strike price of which will be the fair market value of the common stock on October 15, 2012, having a Black-Scholes value of $367,500. One-third of each award will vest annually on October 15 in each of 2013, 2014 and 2015, provided that Mr. White is continuously employed by the Company through each such anniversary date. Mr. White will also be eligible to receive reimbursement for up to $275,000 in relocation expenses in connection with his move from Maryland to the Dallas, Texas area.

Mr. White is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On August 15, 2012, the Company issued a press release announcing the appointment of Mr. White. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 15, 2012, announcing the appointment of John A. White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2012
FOSSIL, INC.

	By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 15, 2012, announcing the appointment of John A. White

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